Exhibit 23.2


                       [Letterhead of Arthur Andersen LLP]





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1998, included in Santa Barbara Bancorp's (now known as Pacific Capital Bancorp) Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this Registration Statement.

                                                         /s/ ARTHUR ANDERSEN LLP

                                                             ARTHUR ANDERSEN LLP


Los Angeles, California
March 17, 1999